EXHIBIT 10.56

October 27, 2011

Winn Exploration Co., Inc.	Pacific Energy Development Corp.
800 North Shoreline Blvd.	4125 Blackhawk Plaza Circle, Suite 201A
Suite 1900 North	Danville, California 94506
Corpus Christi, Texas 78401	Attn: Frank C. Ingriselli
Attn: Michael W. Calley, Vice President

Lacy Properties, Ltd.	Crain Energy, Ltd.
222 East Tyler Street	222 East Tyler Street
P.O. Box 2146	P.O. Box 2146
Longview, Texas 75606	Longview, Texas 75606
Attn: Darren Groce Land/Legal	Attn: Darren Groce Land/Legal

Re:	Amendatory Letter Agreement No. 2 Purchase and Sale Agreement, dated August 23, 2011 Pedco Nio Prospect 13,978.326± gross acres Weld County, Colorado

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated August 23, 2011, by and among Esenjay Oil & Gas, Ltd. (“Esenjay”), Winn Exploration Co., Inc. (“Winn”), Lacy Properties, Ltd. (“Lacy”) and Crain Energy, Ltd. (“Crain”), as Sellers, and Pacific Energy Development Corp. (“PEDCO”), as Buyer, as amended by that certain Amendatory Letter Agreement (“Amendment No. 1”), dated September 30, 2011, among the Parties. Esenjay, Winn, Lacy, Crain and PEDCO are sometimes referred to herein collectively, as the “Parties” or individually, as a “Party.” This Amendatory Letter Agreement No. 2 (this “Amendment”) sets forth the terms and conditions of the agreement among the Parties with regard to the above-referenced matter. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

The Purchase Agreement, as amended, sets forth the terms and conditions by which PEDCO agrees to acquire from Esenjay, Winn, Lacy and Crain an undivided Fifty Percent (50%) of 8/8ths interest in certain leases insofar as those leases cover certain lands identified in the Purchase Agreement.

Section 1.3 of the Purchase Agreement provides that Closing shall be held on or before 10:00 a.m. local time in Corpus Christi, Texas, 60 days from the execution date of the Purchase Agreement. Section 9.1(b)(iii) and Section 9.1(c)(iii) of the Purchase Agreement also reference Closing occurring at the end of this 60-day period. The end of the 60-day period falls on a weekend. Therefore, the Parties desire to amend Section 1.3, Section 9.1(b) and Section 9.1(c) of the Purchase Agreement to set the time at which Closing is to occur at 10:00 a.m. local time in Corpus Christi, Texas, four (4) business days following the date that each Party executes and delivers to Esenjay or PEDCO, as appropriate, a written certificate stating that all pre-Closing covenants and conditions precedent to Closing have been satisfied by such Party, or on such other date as mutually agreed in writing by the Parties.

October 27, 2011

Appendix 1 to the Purchase Agreement defines “Effective Date” as sixty (60) days from the execution date of the Purchase Agreement. The end of the 60-day period falls on a weekend. Therefore, the Parties desire to amend the definition of Effective Date contained in Appendix 1 to the Purchase Agreement to be the date of Closing.

Section 2.2 of the Purchase Agreement provides that Sellers have the right, but not the obligation, to acquire one or more Additional Leases until the expiration of the Review Period, and if so acquired, such Additional Leases will be treated in the same manner as the Appendix 2 Leases under the Purchase Agreement. Further, during the Review Period, Esenjay will notify PEDCO in writing if and when Additional Leases are acquired. Pursuant to Amendment No. 1, the Parties agreed to define “Review Period” as a period ending at 5:00 p.m. local time in Corpus Christi, Texas, Wednesday, October 5, 2011. As of the date of this Amendment, Esenjay is acquiring leases that it intends be treated as Additional Leases pursuant to the terms of the Purchase Agreement. Therefore, the Parties desire to amend Section 2.2 of the Purchase Agreement to allow Esenjay to acquire Additional Leases beyond the expiration of the Review Period and set the time by which notice of Additional Leases is due to PEDCO from Esenjay at 5:00 p.m. local time in Corpus Christi, Texas on Friday, October 21, 2011.

Section 1.3(a)1 of the Purchase Agreement requires that, at Closing, PEDCO pay to each Seller such Seller’s Proportionate Share of the Purchase Price. Section 1.3(a)3 of the Purchase Agreement requires that, at Closing, PEDCO pay to Counsel to Esenjay, to hold in escrow for the benefit of Sellers for a period of forty-five (45) days following Closing, fifteen percent (15%) of the Purchase Price. Section 1.3(c) requires that, at Closing, PEDCO pay One Dollar ($1) to Esenjay for the seismic licenses referred to in Section 1.3(b) of the Purchase Agreement. The last sentence of Section 1.3 of the Purchase Agreement requires PEDCO to make all payments required under Section 1.3 of Purchase Agreement by wire transfer to accounts designated by each Seller in writing. The Parties desire to amend these sections of the Purchase Agreement to allow PEDCO to cause such payments to be made in the event PEDCO is not initiating the wire transfers.

The Operating Agreement is attached to the Purchase Agreement as Appendix 6. The Parties desire to modify the Operating Agreement to reflect that Condor Energy Technology LLC, a Nevada limited liability company (“Condor”), will be Operator under the Operating Agreement, that such operating agreement supersede and replace any existing operating agreement covering the Contract Area (as defined in the Operating Agreement) and that the form of operating agreement attached hereto as Exhibit A replace Appendix 6 of the Purchase Agreement.

Section 1.3(a)5 and Section 8.1(a) of the Purchase Agreement require that PEDCO and Esenjay execute and deliver to the other a seismic license in the form attached to the Purchase Agreement as Appendix 4. The Parties desire that Condor be the licensee under such seismic license, that Condor, rather than PEDCO, execute and deliver the seismic license, that the seismic license include a definition of the term “parent,” and that the form of seismic license attached hereto as Exhibit B replace Appendix 4 of the Purchase Agreement.

October 27, 2011

Section 1.3(a)2 of the Purchase Agreement requires that PEDCO execute and deliver to Esenjay a Mortgage, Deed of Trust, Assignment of As-extracted Collateral, Security Agreement and Financing Statement in the form attached to the Purchase Agreement as Appendix 10 (the “Deed of Trust”). The Parties desire to identify certain consents to assignment in the Deed of Trust and to replace the Deed of Trust with the form of Mortgage, Deed of Trust, Assignment of As-extracted Collateral, Security Agreement and Financing Statement attached hereto as Exhibit C.

Section 1.3(a)6 and Section 8.1(b) of the Purchase Agreement require that PEDCO execute a seismic license with Geophysical Pursuit, Inc. (“GPI”), covering the 3-D seismic data licensed by Esenjay from GPI. The Parties desire that Condor be the licensee under such seismic license and that Condor, rather than PEDCO, execute the seismic license.

Section 1.3(e) of the Purchase Agreement includes an incorrect cross reference. The Parties desire to amend Section 1.3(e) to correct this error.

Amendment No. 1 contains an inadvertent scrivener’s error in the sixth paragraph. The Parties desire to amend the sixth paragraph of Amendment No. 1 to correct this error.

In consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Parties hereby amend the first sentence of Section 1.3 of the Purchase Agreement and the clause that follows such sentence to read in their entirety as follows:

“Closing shall be held at 10:00 a.m. local time in Corpus Christi, Texas, on the fourth (4th) business day following PEDCO’s and Esenjay’s receipt, as appropriate, of each of the Conditions Certificates, or on such other date as mutually agreed in writing by the Parties (the “Closing Date”). Provided that all of each Party’s pre-Closing covenants and conditions precedent to Closing have been satisfied by such Party, a Conditions Certificate shall be executed by such Party and delivered, in the case of a Seller, to PEDCO by such Seller, and in the case of PEDCO, to Esenjay by PEDCO, no later than 5:00 p.m. local time in Corpus Christi, Texas, Tuesday, November 1, 2011. The Parties shall attend a closing in the offices of Esenjay, or as otherwise agreed among the Parties (the “Closing”), at which the Parties shall perform the following obligations:”

2. The Parties hereby amend Section 9.1(b)(iii) of the Purchase Agreement to read in its entirety as follows:

October 27, 2011

“(iii) Closing shall not have occurred on or before the Closing Date by reason of the failure of any condition precedent under Section 7.2;”

3. The Parties hereby amend Section 9.1(c)(iii) of the Purchase Agreement to read in its entirety as follows:

“(iii) Closing shall not have occurred on or before the Closing Date by reason of the failure of any condition precedent under Section 7.1.”

4. The Parties hereby amend the third sentence of Section 2.4 of the Purchase Agreement to read in its entirety as follows:

“On or before 5:00 p.m. local time in Corpus Christi, Texas, on the first (1st) business day following PEDCO’s and Esenjay’s receipt, as appropriate, of each of the Conditions Certificates (the “Cure Period”), at Sellers’ sole cost and expense, Sellers will have the right to cure any Title Defects referred to in the Defect Notice and to attempt to remediate or remove any facts or circumstances that caused one or more of the Subject Leases to be Excluded Leases.”

5. The Parties hereby amend the definition of Effective Date in Appendix 1 to the Purchase Agreement to read in its entirety as follows:

“Effective Date means the Closing Date.”

6. The Parties hereby amend Section 2.2 of the Purchase Agreement to read in its entirety as follows:

“2.2  Additional Leases.  Sellers will have the right, but not the obligation, to acquire one or more Additional Leases until 5:00 p.m. local time in Corpus Christi, Texas on Friday, October 21, 2011, and if so acquired, such Additional Leases will be treated in the same manner as the Appendix 2 Leases under this Agreement. Up to such time, Esenjay will notify PEDCO in writing if and when Additional Leases are acquired. Esenjay’s notice will include copies of any Additional Leases acquired, together with copies of all title information obtained in connection with such acquisition.”

7. The Parties hereby amend Section 1.3(a)1 of the Purchase Agreement to read in its entirety as follows:

“1.  Cash at Closing:  At Closing, PEDCO shall cause to be paid to each Seller such Seller’s Proportionate Share of Two Million Thirty-One Thousand Eight Hundred Seventy and 89/100 Dollars ($2,031,870.89) (assuming 3,533.689 Approved Net Leasehold Acres, which amount shall equal Fifty Percent (50%) of the Purchase Price), all subject to adjustment in accordance with Section 3.1 below;”

October 27, 2011

8. The Parties hereby amend the first sentence of Section 1.3(a)3 of the Purchase Agreement to read in its entirety as follows:

“At Closing, Buyer shall cause to be paid to Counsel to Esenjay, to hold in escrow for the benefit of Sellers for a period of forty-five (45) days following Closing, Six Hundred Nine Thousand Five Hundred Sixty-One and 27/100 Dollars ($609,561.27) (assuming 3,533.689 Approved Net Leasehold Acres, which amount shall equal Fifteen Percent (15%) of the Purchase Price) (the “Post-Closing Cash”).”

9. The Parties hereby amend Section 1.3(c) of the Purchase Agreement to read in its entirety as follows:

“(c). At Closing, PEDCO shall cause to be paid One Dollar ($1) to Esenjay for the seismic licenses referred to in Section 1.3(b) above.”

10. The Parties hereby amend the last sentence of Section 1.3 of the Purchase Agreement to read in its entirety as follows:

“The payments PEDCO is required to cause to be made under this Section 1.3 shall be made by wire transfer of immediately available funds to accounts designated by each Seller in writing.”

11. The Parties hereby amend Section 5.1 of the Purchase Agreement to read in its entirety as follows:

“5.1 Operator.  Operations, if any, on the Subject Acreage and lands pooled therewith and the extent and duration thereof shall be solely within the discretion and at the will of the Operator (as defined in the Operating Agreement), subject to the terms of the Operating Agreement. Condor will be named the Operator of the Subject Acreage and will operate in accordance with the Operating Agreement.

12. The Parties hereby agree to delete the second sentence of Section 5.2 of the Purchase Agreement in its entirety.

13. The Parties hereby amend the first sentence of Section 5.8(b) of the Purchase Agreement to read in its entirety as follows:

“If PEDCO fails to cause the commencement of operations for drilling such Initial Well on or before twelve (12) months after the Effective Date (the “Commencement Period”), PEDCO shall immediately pay to each Seller such Seller’s Proportionate Share of the Cash Carry as liquidated damages.”

14. Appendix 6 to the Purchase Agreement is hereby replaced in its entirety with the operating agreement attached hereto as Exhibit A.

October 27, 2011

15. The Parties hereby amend Section 1.3(a)5 of the Purchase Agreement to read in its entirety as follows:

“5. Esenjay License.  PEDCO shall cause Condor to execute and deliver to Esenjay a seismic license substantially in the form attached hereto as Appendix 4 covering Esenjay’s proprietary seismic data referred to in Section 8.1; and”

16. The Parties hereby amend Section 1.3(b)2 of the Purchase Agreement to read in its entirety as follows:

“2. Esenjay shall execute and deliver to Condor a seismic license substantially in the form attached hereto as Appendix 4 covering Esenjay’s proprietary seismic data referred to in Section 8.1 and deliver to Condor the licensed data;”

17. The Parties hereby amend Section 8.1(a) of the Purchase Agreement to read in its entirety as follows:

“(a). Esenjay will execute, and PEDCO shall cause Condor to execute, and Esenjay will deliver to Condor a seismic license in the form attached hereto as Appendix 4 covering Esenjay’s proprietary 3-D data covering a portion of the Subject Acreage; and”

18. The Parties hereby amend Section 1.3(a)6 of the Purchase Agreement to read in its entirety as follows:

“6. GPI License.  Buyer shall cause Condor to execute and deliver to GPI a seismic license mutually acceptable to Condor and GPI and Buyer shall furnish an executed copy of such license to Esenjay.”

19. The Parties hereby amend Section 1.3(b)3 of the Purchase Agreement to read in its entirety as follows:

“3. Esenjay shall deliver to Condor the licensed data covered by the seismic license duly executed by Condor and GPI upon delivery of an executed copy thereof to Esenjay; and”

20. The Parties hereby amend Section 8.1(b) of the Purchase Agreement to read in its entirety as follows:

“(b). PEDCO shall cause Condor to execute and deliver to GPI a seismic license, mutually acceptable to Condor and GPI, covering the 3-D seismic data licensed by Esenjay from GPI.”

21. Appendix 4 to the Purchase Agreement is hereby replaced in its entirety with the seismic license attached hereto as Exhibit B.

October 27, 2011

22. Appendix 10 to the Purchase Agreement is hereby replaced in its entirety with the Mortgage, Deed of Trust, Assignment of As-extracted Collateral, Security Agreement and Financing Statement attached hereto as Exhibit C.

23. The Parties hereby amend Appendix 1 of the Purchase Agreement to add the following definitions in appropriate alphabetical order:

“Closing Date has the meaning set forth in Section 1.3.”

“Conditions Certificate means a written certificate executed by a Party stating that all of such Party’s pre-Closing covenants and conditions precedent to Closing have been satisfied by such Party.”

“Condor means Condor Energy Technology LLC, a Nevada limited liability company.”

“GPI means Geophysical Pursuit, Inc., a Texas corporation.”

24. The Parties hereby amend Section 1.3(e) of the Purchase Agreement to read in its entirety as follows:

“(e).           At Closing, pursuant to Section 5.2, Esenjay shall deliver to PEDCO evidence reasonably satisfactory to PEDCO that the Operating Agreement, dated December 1, 2008, by and between Esenjay Operating Inc. and the other parties thereto has been amended to exclude the Subject Acreage as to the Shallow Horizons.”

25. The Parties hereby amend the sixth paragraph of Amendment No. 1 to read in its entirety as follows:

“In consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:”

26. As amended hereby, the Purchase Agreement, as amended by Amendment No. 1, is in full force and effect, and valid and binding upon the Parties. In the event of a conflict between this Amendment and the Purchase Agreement, as amended, the terms and conditions of this Amendment shall control and govern the point in conflict. Notwithstanding anything to the contrary, failure of this Amendment to address a point in the Purchase Agreement, as amended, shall not be deemed to be a conflict.

27. Each Party hereby agrees that such Party shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be reasonably necessary or advisable to carry out such Party’s obligations under this Amendment. All of the exhibits referred to in this Amendment are hereby incorporated by reference as if set forth in their entirety herein. This Amendment shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns. This Amendment may not be altered, or amended, nor any rights hereunder waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver. This Amendment may be executed in counterparts, and each counterpart shall be deemed to be an original, but all of which shall be deemed to be one amendment. This Amendment may be executed by telefax or electronic signatures, and telefax and electronic signatures shall be valid and binding upon the Parties.

October 27, 2011

Please execute this letter in the space provided below indicating your agreement with the above amendments to the Purchase Agreement and return the executed letter to the undersigned by fax or email at your earliest convenience.

Should you have any questions, please do not hesitate to contact me. Thank you for your prompt attention to this matter.

Sincerely,

Esenjay Oil & Gas, Ltd.

By:	Esenjay Petroleum Corporation,
Its General Partner

By:	/s/ Linda D. Schibi
Linda D. Schibi
Vice President Land

ACCEPTED AND AGREED
this 28th day of October, 2011

Winn Exploration Co., Inc.		Pacific Energy Development Corp.

By:	/s/ Michael W. Calley	By:	/s/ Clark R. Moore
Name:	Michael W. Calley	Name:	Clark R. Moore
Title:	Vice President	Title:	EVP and General Counsel

Lacy Properties, Ltd.		Crain Energy, Ltd.

By:	Lacy Property Management, Inc.	By:	Crain Oil & Gas, LLC
Its	General Partner	Its	General Partner

By:	/s/ Darren T. Groce	By:	/s/ Darren T. Groce
Name:	Darren T. Groce	Name:	Darren T. Groce
Title:	Interim President	Title:	Interim President

Exhibit A
Operating Agreement

Exhibit B
Seismic License

Exhibit C
Mortgage, Deed of Trust, Assignment of As-extracted Collateral, Security Agreement and Financing Statement